UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

WORTHINGTON INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Worthington Industries, Inc.

Supplemental Proxy Materials

August 21, 2023

On August 15, 2023, Worthington Industries, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission, made available to its shareholders online at www.proxyvote.com, and began mailing to its shareholders the Company’s definitive proxy statement for the annual meeting of its shareholders to be held on September 27, 2023 (the “2023 Proxy Statement”). After filing, posting and mailing the 2023 Proxy Statement, the Company discovered a scrivener’s error in one cell in each of the three tables included in the “Potential Payments Upon Termination or Change in Control” section of the 2023 Proxy Statement, which resulted in inaccurate amounts being reported in the “Aggregate Total” columns for Geoffrey G. Gilmore, Executive Vice President and Chief Operating Officer of the Company. Such tables should have reflected the following:

•
In the “Termination Due to Death or Disability” table, the aggregate total for Mr. Gilmore should have been $5,290,198 instead of $13,545,724.
•
In the “Retirement” table, the aggregate total for Mr. Gilmore should have been $5,290,198 instead of $5,290,197.
•
In the “Change in Control with Termination” table, the aggregate total for Mr. Gilmore should have been $9,499,948 instead of $26,174,974.

The following tables reflect the corrected information for Mr. Gilmore in the “Potential Payments Upon Termination or Change in Control” section of the Company’s 2023 Proxy Statement:

Termination Due to Death or Disability
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,047,900	420,196	2,085,067	1,042,955	4,625,112	0	9,221,230
Joseph B. Hayek	613,770	139,625	625,520	313,082	2,632,497	0	4,324,494
Geoffrey G. Gilmore	810,716	175,006	729,773	369,680	3,205,023	0	5,290,198
John P. McConnell	427,623	71,693	1,345,333	0	527,622	0	2,372,271
Steven M. Caravati	243,146	23,376	117,466	62,112	1,150,665	0	1,596,765

Retirement
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards (1) ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,047,900	420,196	2,085,067	1,042,955	4,625,112	0	9,221,230
Joseph B. Hayek	613,770	139,625	625,520	313,082	2,632,497	0	4,324,494
Geoffrey G. Gilmore	810,716	175,006	729,773	369,680	3,205,023	0	5,290,198
John P. McConnell	427,623	71,693	1,345,333	0	527,622	0	2,372,271
Steven M. Caravati	243,146	23,376	117,466	62,112	1,150,665	0	1,596,765

(1) Assumes the Compensation Committee provides for full vesting of all such time-vested restricted common shares, consistent with past practice.

Change in Control with Termination
NEO	Annual Cash Incentive Bonus Awards ($)	Stock Options ($)	Long-Term Cash Performance Awards ($)	Long-Term Performance Share Awards ($)	Time-Vested Restricted Common Share Awards ($)	Performance-Based/Time-Vested Restricted Common Share Awards ($)	Aggregate Total ($)
B. Andrew Rose	1,047,900	420,196	2,085,067	1,042,955	4,625,112	9,822,750	19,043,980
Joseph B. Hayek	613,770	139,625	625,520	313,082	2,632,497	2,806,500	7,130,994
Geoffrey G. Gilmore	810,716	175,006	729,773	369,680	3,205,023	4,209,750	9,499,948
John P. McConnell	427,623	71,693	1,345,333	0	527,622	0	2,372,271
Steven M. Caravati	243,146	23,376	117,466	62,112	1,150,665	561,300	2,158,065